UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2007

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation or	File number	Identification Number)
Organization)

456 North 5th Street
Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02               Compensatory Arrangements of Certain Officers.

Mothers Work, Inc. (the “Company”) had previously entered into substantially identical Amended and Restated Employment Agreements dated April 28, 2005 (each, an “Existing Agreement,” and collectively, the “Existing Agreements”) with Dan W. Matthias and Rebecca C. Matthias (each, an “Executive,” and collectively, the “Executives”).  The Company has determined that it is essential to the business of the Company to provide for the continued employment of Mr. Matthias, its Chairman and Chief Executive Officer, and Mrs. Matthias, its President and Chief Operating Officer.  Accordingly, the Company has entered into a Second Amended and Restated Employment Agreement with each Executive dated March 2, 2007 (each, a “New Agreement,” and collectively, the “New Agreements”), which New Agreements replace the Existing Agreements.  An independent compensation consultant was engaged to assist the Compensation Committee of the Company’s Board of Directors (the “Board”) in evaluating the Existing Agreements and determining the changes arrived at in the New Agreements.

While the parties are free to extend the New Agreements in the future, under the New Agreements the Company will continue to employ Mr. and Mrs. Matthias for the period beginning on March 2, 2007 and continuing until the earlier of September 30, 2012 or the date terminated by either party (the “Term”).  The New Agreements do not automatically renew and the expiration of a New Agreement does not itself give rise to any obligation for the Company. Effective on or after October 1, 2009, each Executive may, with 180 days advance written notice, elect to reduce his or her time commitment to 50% part-time.  In that case, the Executive’s base salary, annual cash bonus opportunity and annual equity incentive opportunity will be proportionately reduced and his or her title, authority and duties will be determined by agreement between the Executive and the Board.

The New Agreements provide that each Executive will have an annual base salary of $531,803 (which amount may be increased by the Board from time to time, but in any case by an amount at least equal to the annual change in the consumer price index).  This provision is unchanged from the Existing Agreements.

Each Executive’s cash bonus opportunity for the fiscal year ending September 30, 2007 will be the same as under the Existing Agreements (between 0% and 100% of the base salary, with a target of 50% of base salary).  For subsequent years of the Term, the Executives’ cash bonus opportunity will have a range of 0% to 200% of base salary, with a target of 100% base salary.  In any case, the Executives’ annual cash bonuses will continue to be based on the Company’s achievement in the applicable fiscal year of corporate and/or individual performance goals specified by the Board or its Compensation Committee at the start of the applicable fiscal year.

The New Agreements also reflect the Company’s shift from stock options to performance shares as its principal equity incentive tool.  Consistent with the approach taken for fiscal 2006, each Executive will receive restricted stock or restricted stock units with respect to a number of shares of Common Stock of the Company for each fiscal year of the Term.  The number of shares subject to each year’s award will be between zero and 20,000 shares, with a target of 15,000 shares (subject to equitable adjustment in the event of a stock split, combination, reclassification or other similar event).  The actual number of shares will be determined based on the Company’s achievement in the applicable fiscal year of corporate and/or individual performance goals specified by the Board or its Compensation Committee at the start of the applicable fiscal year.  The awards will also be subject to 2-year time-based vesting, commencing at the end of the fiscal year with respect to which they were granted (and subject to acceleration in the event of termination by the Company for cause, resignation by the Executive for good reason, death, disability or change in control).

Upon a termination without cause, a resignation with good reason or a resignation for any reason more than six months following a change in control, each New Agreement provides for a cash severance benefit equal to three times (or, if the severance event occurs after October 1, 2009, two times) the sum of (i) the Executive’s then current base salary, and (ii) the Executive’s target cash bonus for the year of termination (or, if the termination occurs in the 2007 fiscal year, the Executive’s maximum cash bonus opportunity for that year).  Similar benefits are payable in the event of termination due to death or disability (but in the event of disability, are offset by benefits payable under disability insurance arrangements maintained or funded by the Company).

The circumstances that trigger severance benefits under the New Agreements are substantially unchanged from those specified in the Existing Agreements.  However, all severance benefits are now conditioned on the Executive’s execution and delivery of a mutual release and non-disparagement agreement.  In comparison to the Existing Agreements, the New Agreements provide for a reduced level of benefits payable upon a severance event because, unlike the Existing Agreements, severance benefits no longer incorporate the value of equity incentives that might otherwise have been granted to the Executive, but for the cessation of his or her employment.

The New Agreements do provide that, in the event of any cessation of an Executive’s employment with the Company (other than a termination by the Company for Cause), he or she will be entitled to continued access to health insurance coverage until death.  An Executive will be required to pay a monthly premium for such coverage if the right to such coverage is triggered by a resignation without good reason before October 1, 2009.  In all other circumstances, an Executive will not be required to pay for such coverage.

The New Agreements continue to provide, on the same basis as the Existing Agreements, that the Company will indemnify the Executives from the impact of federal excise taxes on so-called “golden parachute” payments made in connection with a change in control; provided that, if the excise taxes could be avoided by a 20% or smaller reduction in the after-tax value of the payments due to an Executive, the payments will be limited to the largest amount that would not trigger the excise tax and no indemnity will be required.

The scope of the non-compete covenants under the New Agreements is substantially identical to the scope under the Existing Agreements.  However, the covenants now apply without regard to the reason for cessation of employment (whereas previously, the covenants did not apply following a change in control or a resignation with good reason).  The duration of each Executive’s covenants is now his or her period of employment and the two year period following the cessation of that employment (whereas previously, each Executive’s non-compete period ended two years following the later of the cessation of the Executive’s employment or the Executive’s spouse’s employment).

The Company also entered into substantially identical Supplemental Retirement Agreements with each Executive on March 2, 2007 (each, a “SERP Agreement,” and collectively, the “SERP Agreements”).  The purpose of the SERP Agreements is to provide the Executives with supplemental pension benefits following their cessation of employment.

The amount of the benefit payable under each SERP Agreement is the actuarial present value of a single life annuity equal to 60% of the Executive’s “deemed final pay,” commencing upon cessation of employment.  For this purpose, “deemed final pay” means an Executive’s current base salary, increased by 3% for each new fiscal year that begins before the Executive’s cessation of employment.  This benefit will vest as follows:  33% immediately, 15% for each fiscal year of full time service that is hereafter completed and 7.5% for each fiscal year of part-time service that is hereafter completed (subject to full acceleration if, following a change in control, an Executive’s employment ceases due to a termination without cause or a resignation with good reason).

The SERP Agreements also provide that the Company will establish a grantor trust (also known as a “rabbi trust”), the assets of which will be used to pay benefits under the SERP Agreements (or to satisfy the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency).  The grantor trust will be funded periodically, on an actuarial basis, such that the total assets of the trust from time to time will reasonably approximate the Company’s then current obligation under the SERP Agreements (provided that, upon a change in control, the Company has agreed to fully fund the grantor trust, regardless of the extent to which the SERP benefits are then vested).

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Rebecca C. Matthias dated March 2, 2007

10.2	Second Amended and Restated Employment Agreement with Dan W. Matthias dated March 2, 2007

10.3	Supplemental Retirement Agreement with Rebecca C. Matthias dated March 2, 2007

10.4	Supplemental Retirement Agreement with Dan W. Matthias dated March 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 8, 2007	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Rebecca C. Matthias dated March 2, 2007

10.2	Second Amended and Restated Employment Agreement with Dan W. Matthias dated March 2, 2007

10.3	Supplemental Retirement Agreement with Rebecca C. Matthias dated March 2, 2007

10.4	Supplemental Retirement Agreement with Dan W. Matthias dated March 2, 2007